Exhibit 32.2

Section 1350
CERTIFICATION

The undersigned officer hereby certifies that, to his knowledge, (1) the Quarterly Report on Form 10-Q of COMFORCE Corporation for the quarter ended September 24, 2006 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of COMFORCE Corporation.

Signed November 2, 2006.

/s/ Harry V. Maccarrone
Harry V. Maccarrone
Executive Vice President and Chief Financial Officer